UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

AUDACY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important Notice of Availability of Proxy Materials for the Annual Meeting of Shareholders of

AUDACY, INC.

To Be Held as a Virtual Meeting via Live Webcast On:

WEDNESDAY, MAY 24, 2023 AT 8:30 AM

Accessible at https://web.lumiagm.com/290521398

Passcode: audacy2023

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 05/10/23.

Please visit http://audacyinc.com/investors, where the following materials are available:

• Notice of Annual Meeting of Shareholders
• Proxy Statement
• Form of Proxy Card
• Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) and 718-921-8562 (for international callers)

E-MAIL: info@astfinancial.com

WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

IN PERSON (virtually/on-line): You may attend the virtual Annual Meeting and vote on-line.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1.  Election of three Other Directors in Board Class III, each with a three year term expiring at the 2026 Annual Meeting or until each such Director’s successor is duly elected and qualified.

NOMINEES:

David J. Field

Joseph M. Field

David Berkman

2.  Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to permit the Company to effect a reverse stock split of its outstanding Class A and Class B Common Stock, at a ratio within a range between one-for-two and one-for-30, subject to and as determined by a committee appointed by the Board of Directors.

3.  Advisory resolution to approve the Company’s executive compensation.

4.  To conduct an advisory vote on the frequency of future advisory votes on executive compensation.

5.  To ratify the Selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

6.  To transact such other business as may properly come before the Annual Meeting and/or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE WITH RESPECT TO PROPOSALS 1, 2, 3, AND 5. THE BOARD OF DIRECTORS RECOMMENDS “THREE YEARS” WITH RESPECT TO PROPOSAL 4.

Please note that you cannot use this notice to vote by mail.